Exhibit 99.1

OPENWAVE REPORTS THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS

REDWOOD CITY, CA – April 29, 2009 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that revenues for the third fiscal quarter ended March 31, 2009 were $44.7 million, compared with $48.1 million in the prior quarter ended December 31, 2008 and $47.0 million in the March quarter in the preceding year. Bookings for the quarter were $37.6 million.

“The pace of deal activity in our sector has slowed due to the macroeconomic environment; however, our customers are eager for more capacity and better intelligence tools,” said Ken Denman, CEO of Openwave. “While the carriers are slower to commit, they are showing increased interest and demand for our products. We are still observing strong consumer data demand and our customers’ networks are struggling to support the increase in traffic. Carriers may not be able to delay purchasing decisions much longer, and Openwave is ideally positioned to address a fundamental network need with our product set.”

On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2009 was $7.8 million, or $0.09 per share, compared with $64.2 million, or $0.77 per share, in the prior quarter, and $14.7 million, or $0.18 per share, in the March quarter in the preceding year. GAAP net loss for the December quarter includes an impairment to goodwill of $59.5 million.

On a non-GAAP basis, net income, which excludes restructuring costs, the impairment of goodwill, amortization of intangibles and other acquisition-related costs, stock-based compensation, costs associated with the stock option lawsuit and special investigation, discontinued operations, and other-than-temporary impairment of investments, for the third quarter ended March 31, 2009 was $385,000, or $0.00 per share, compared with a net income of $1.4 million, or

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Openwave Reports Third Quarter Financial Results	Page 2

$0.02 per share, in the prior quarter and a net loss of $7.2 million, or $0.09 per share, during the March quarter of the prior year. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income (loss). Non-GAAP net income (loss) excludes certain items since they are related to unique non-recurring events, such as, costs associated with the stock option lawsuit and special investigation. Additionally, non-GAAP net income (loss) excludes other items since they are non-cash items that other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation, amortization of intangibles and acquisition-related costs, and other expenses. Non-GAAP net income (loss) also excludes items which would not be helpful to evaluate Openwave’s on-going business, such as restructuring costs and discontinued operations. Lastly, non-GAAP net income (loss) excludes expenses that relate to non-routine events, such as the impairment of goodwill, and retention bonuses related to strategic alternatives. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use a measure such as this to evaluate the financial performance of a company. Non-GAAP net income (loss) results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

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Openwave Reports Third Quarter Financial Results	Page 3

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its third quarter ended March 31, 2009. Interested parties may access the conference call over the Internet through Openwave’s Web site at www.openwave.com or by telephone at (800) 289-0508 or (913) 312-1400 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 3489623.

A live Web cast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s Web site at http://investor.Openwave.com. A replay will be available on the Web site for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including mobile analytics, content adaptation, mobile and broadband advertising, and a suite of unified messaging solutions.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of mobile internet service management, messaging, and location based solutions. Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave is a trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release regarding Openwave’s belief that carriers may not be able to delay their purchasing decisions much longer and that Openwave’s products are well positioned to address carriers’ needs are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the ability to make changes in business strategy,

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Openwave Reports Third Quarter Financial Results	Page 4

development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell Openwave’s existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of Openwave’s software; (f) increased global competition and pricing pressure on Openwave’s products; (g) the unknown effects of management changes; and (h) the loss of key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, its Quarterly Report on Form 10-Q for the period ended December 31, 2008 and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

Openwave Reports Third Quarter Financial Results	Page 5

For More Information:
Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. Paula.Holland@openwave.com Tel: 650-480-6753

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Openwave Reports Third Quarter Financial Results	Page 6

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2009	June 30, 2008
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$105,128	$224,809
Restricted cash	—	42
Accounts receivable, net	31,580	78,550
Prepaid and other current assets	27,782	33,404
Insurance receivable for legal settlement	—	15,000
Amounts receivable from sales of discontinued operations	—	12,294

Total current assets	164,490	364,099
Property and equipment, net	11,933	13,941
Long-term investments and restricted cash and investments	16,550	52,419
Deposits and other assets	9,161	7,762
Goodwill and intangible assets, net	4,300	66,523

Total assets	$206,434	$504,744

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,180	$4,918
Accrued liabilities	20,726	46,329
Accrued legal settlement	—	20,000
Accrued restructuring costs	16,469	13,845
Deferred revenue	41,495	48,239
Convertible subordinated notes, net	—	149,842

Total current liabilities	79,870	283,173
Accrued restructuring costs, less current portion	35,213	41,927
Deferred revenue, less current portion	9,502	17,655
Deferred rent obligations and long-term taxes payable	7,985	7,876
Deferred tax liabilities, net	—	98

Total liabilities	132,570	350,729
Stockholders’ equity	73,864	154,015

Total liabilities and stockholders’ equity	$206,434	$504,744

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Openwave Reports Third Quarter Financial Results	Page 7

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2009	2008	2008	2009	2008
Revenues:
License	$16,690	$13,849	$13,742	$44,866	$36,794
Maintenance and support	15,420	15,917	14,886	47,715	51,023
Services	12,542	18,298	18,364	51,180	59,573

Total revenues	44,652	48,064	46,992	143,761	147,390

Cost of revenues:
License	295	475	981	1,924	2,819
Maintenance and support	4,221	4,507	5,176	12,969	17,134
Services	10,540	13,439	13,163	38,426	45,080
Amortization of intangible assets	653	1,103	1,130	2,885	3,689

Total cost of revenues	15,709	19,524	20,450	56,204	68,722

Gross profit	28,943	28,540	26,542	87,557	78,668

Operating Expenses:
Research and development	11,013	11,929	13,223	35,102	37,721
Sales and marketing	9,931	10,032	15,696	30,707	51,031
General and administrative	7,810	7,808	7,496	26,238	31,119
Restructuring and other related costs	5,061	427	5,852	7,391	7,388
Acquisition-related costs and amortization	47	152	140	351	688
Impairment of goodwill	—	59,517	—	59,517	—

Total operating expenses	33,862	89,865	42,407	159,306	127,947

Operating loss from continuing operations	(4,919)	(61,325)	(15,865)	(71,749)	(49,279)
Interest and other income (expense), net	(2,259)	(1,436)	(1,091)	(10,191)	4,292

Pre-tax loss from continuing operations	(7,178)	(62,761)	(16,956)	(81,940)	(44,987)
Income taxes	590	1,029	681	2,122	1,817

Net loss from continuing operations	(7,768)	(63,790)	(17,637)	(84,062)	(46,804)
Net income (loss) from discontinued operations, net of tax	—	(371)	2,889	(371)	6,330
Gain on sale of discontinued operations	—	—	—	2,000	16,455

Net loss	$(7,768)	$(64,161)	$(14,748)	$(82,433)	$(24,019)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.09)	$(0.77)	$(0.21)	$(1.01)	$(0.57)
Discontinued operations	—	—	0.03	0.02	0.28

Net loss per share	$(0.09)	$(0.77)	$(0.18)	$(0.99)	$(0.29)

Shares used in basic and diluted net income (loss) per share	83,023	82,855	82,557	82,882	82,341
Stock-based compensation by category:
Maintenance and support	$53	$35	$100	$160	$584
Services	59	179	269	404	1,048
Research and development	205	377	248	832	1,327
Sales and marketing	152	166	480	450	2,130
General and administrative	237	172	756	760	2,209
Discontinued operations	—	—	57	—	664

	$706	$929	$1,910	$2,606	$7,962

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Openwave Reports Third Quarter Financial Results	Page 8

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2009	2008	2008	2009	2008
Reconciliation between GAAP and Non-GAAP net income (loss):
Net loss	$(7,768)	$(64,161)	$(14,748)	$(82,433)	$(24,019)
Exclude:
Restructuring and other related costs	5,061	427	5,852	7,391	7,388
Acquisition-related costs and amortization(a)	700	1,255	1,270	3,236	4,377
Amortization of stock-based compensation	706	929	1,853	2,606	7,298
Professional fees associated with unusual events(b)	207	743	(710)	2,954	1,001
Retention bonuses related to strategic alternatives	—	—	—	—	3,113
Discontinued operations, net of tax	—	371	(2,889)	(1,629)	(22,785)
Other-than-temporary impairments of investments	1,612	2,536	2,383	9,780	2,507
Impairment of goodwill	—	59,517	—	59,517	—
Tax impact of reconciling items(c)	(133)	(267)	(190)	(693)	(894)

Non-GAAP net income (loss)	$385	$1,350	$(7,179)	$729	$(22,014)

GAAP net loss per share - diluted	$(0.09)	$(0.77)	$(0.18)	$(0.99)	$(0.29)
Exclude:
Restructuring and other related costs	$0.05	$0.01	$0.07	$0.08	$0.09
Acquisition-related costs and amortization(a)	$0.01	$0.01	$0.02	$0.04	$0.05
Amortization of stock-based compensation	$0.01	$0.01	$0.02	$0.03	$0.09
Professional fees associated with unusual events(b)	$—	$0.01	$(0.01)	$0.04	$0.01
Retention bonuses related to strategic alternatives	$—	$—	$—	$—	$0.04
Discontinued operations, net of tax	$—	$—	$(0.04)	$(0.02)	$(0.28)
Other-than-temporary impairments of investments	$0.02	$0.03	$0.03	$0.12	$0.03
Impairment of goodwill	$—	$0.72	$—	$0.72	$—
Tax impact of reconciling items(c)	$—	$—	$—	$(0.01)	$(0.01)

Non-GAAP net income (loss) per share - diluted	$—	$0.02	$(0.09)	$0.01	$(0.27)

Shares used in computing diluted earnings per share	83,025	82,855	82,557	82,899	82,341

(a)	Acquisition-related costs relates to retention-based consideration under the terms of the Widerweb and Solomio acquisitions. Amortization relates to acquired intangible assets.

(b)	Relates to legal fees regarding the stock option lawsuits and special investigation, net of insurance reimbursements.

(c)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

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Openwave Reports Third Quarter Financial Results	Page 9

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	March 31, 2009	March 31, 2008
Operating activities:
Net loss	$(7,768)	$(64,161)	$(14,748)	$(82,433)	$(24,019)
Gain on sale of discontinued operation	—	—	—	(2,000)	(16,455)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,969	3,781	6,755	10,520	23,174
Non-cash restructuring charges	410	429	518	1,521	1,563
Provision for (recovery of) doubtful accounts	(151)	(202)	(508)	(316)	(1,927)
Other non-cash items, net	79	63	477	289	(954)
Payment of legal settlement	—	(5,000)	—	(5,000)	—
Other-than-temporary impairments of investments	1,612	2,536	2,383	9,780	2,507
Goodwill impairment	—	59,517	—	59,517	—
Changes in operating assets and liabilities	8,824	(4,477)	(6,386)	3,660	(23,533)

Net cash provided by (used for) operating activities	5,975	(7,514)	(11,509)	(4,462)	(39,644)

Investing activities:
Purchases of property and equipment, net	(1,772)	(23)	(1,095)	(2,272)	(4,430)
Proceeds from sale of non-operating assets	—	—	—	—	1,065
Sale of discontinued operation, net	—	1,916	(3,381)	—	36,001
Payments and restricted cash related to prior acquisitions	75	—	(438)	11,709	(984)
Proceeds of investments, net	1,069	10,264	46,133	20,302	111,617
Reclass of cash equivalents to short term investments	—	—	—	—	(9,796)
Maturities of restricted cash and investments, net	16,745	—	—	16,745	225

Net cash provided by investing activities	16,117	12,157	41,219	46,484	133,698

Financing activities:
Payment on notes payable	—	—	—	(150,000)	(113)
Fees on line of credit	(245)	—	—	(245)	—
Net proceeds from issuance of common stock	—	—	—	—	88
Cash used to repurchase stock from employees	—	—	—	—	(505)
Employee stock purchase plan	—	73	—	73	536

Cash provided by (used for) financing activities	(245)	73	—	(150,172)	6

Net increase (decrease) in cash and cash equivalents	21,847	4,716	29,710	(108,150)	94,060
Cash and cash equivalents at beginning of period	66,153	61,437	150,449	196,150	86,099

Cash and cash equivalents at end of period, including discontinued operations	$88,000	$66,153	$180,159	$88,000	$180,159

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